Item 77Q(1)(g)
Touchstone Investment Trust

The following document is included in the General Money Market
Funds Inc.'s N-14 filed with the SEC on March 2, 2015, (SEC
Accession No. 0000899681-15-000152) and is incorporated by reference herein:

Form of Agreement and Plan of Reorganization with respect to Touchstone Money Market Fund and General Money Market Fund Inc.